Exhibit 10.42

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Amendment”) is made this 13th day of January, 2020 by and between 505 EAGLEVIEW BOULEVARD ASSOCIATES, a Pennsylvania limited partnership (“Landlord”) and IDERA PHARMACEUTICALS, INC., a corporation (“Tenant”).

BACKGROUND

Landlord and Tenant are parties to that certain lease agreement dated March 31, 2015, as amended by Amendment to Lease dated September 23, 2015 (collectively the “Lease”) relating to certain premises consisting of approximately 11,015 rentable square feet, more or less (“Leased Space”) as shown on Exhibit A to the Lease in the building known as 505 Eagleview Boulevard, Eagleview Corporate Center, Uwchlan Township, Exton, Chester County, Pennsylvania (the “Building”).

NOW THEREFORE, the parties hereto, each intending to be legally bound hereby, agree that the Lease is hereby amended and modified as follows:

1. Extension of Term.  The Term of the Lease is hereby extended for a period of five (5) years from June 1, 2020 through May 31, 2025 (the “Extension Term”), which shall hereinafter be the Expiration Date of the Term.

2. Landlord’s Work.  Tenant accepts the Leased Space for the Extension Term, except that Landlord agrees that, at its expense, it shall provide improvements, described on Exhibit A, to be further documented by plans and specifications to be reviewed and approved by Landlord and Tenant prior to the commencement of work, which shall be treated as Landlord’ Work to which Section 8 of the Lease shall apply.

3. Rent for Extension Term. Effective as of the June 1, 2010, Minimum Annual Rent payable in accordance with Section 1(h) of the Lease applicable to the Leased Space shall be in the following amounts:

Lease Period	Rate Per Rentable Square Foot	Minimum Annual Rent	Monthly Installment
6/1/2020-5/31/2021	$20.00	$220,300.00	$18,358.33
6/1/2021-5/31/2022	$20.50	$225,807.50	$18,817.29
6/1/2022-5/31/2023	$21.00	$231,315.00	$19,276.25
6/1/2023-5/31/2024	$21.50	$236,822.50	$19,735.21
6/1/2024-5/31/2025	$22.00	$242,330.00	$20,194.17

4. Amendment to Early Termination Option.

Section 17 of the Lease is amended to substitute for “more than 13,769 rentable square feet” the phrase “more than 11,015 rentable square feet”.

5. Brokers. Tenant and Landlord represent and warrant to each other neither has had any dealings, negotiations or consultations with Tenant relating to this transaction and that no other broker or finder called the Expansion Space to Tenant's attention for lease or took any part in any dealings, negotiations or consultations relating to the Expansion Space or this Amendment.    Tenant agrees to be responsible for, indemnify, defend and hold harmless Landlord from and against all costs, fees (including, without limitation, attorney's fees), expenses, liabilities and claims incurred or suffered by Landlord arising from any breach by Tenant of Tenant’s foregoing representation and warranty.  Landlord agrees to be responsible for, indemnify, defend and hold harmless Tenant from and against all costs, fees (including, without limitation, attorney's fees), expenses, liabilities and claims incurred or suffered by Tenant arising from any breach by Landlord of Landlord’s foregoing representation and warranty.

6. Miscellaneous.

(a) All capitalized terms not defined herein shall have the same meaning as the Lease.  From and after the date hereof, except to the extent that the context otherwise requires, the term “Lease” shall mean the Lease as modified by this Amendment.

(b) Except as expressly modified hereby, the terms and conditions of the Lease remain unmodified and in full force and effect, which the parties hereby ratify and confirm. In the event of a conflict between the terms of the Lease and this Amendment, the latter shall control.  The foregoing shall apply to Section 44 of the Lease granting to Tenant an option to renew for an additional five (5) years, which shall apply to a period commencing at the end of the Extension Term.  Without limiting the foregoing, the parties hereby expressly ratify and restate the confession of judgment as provided in Section 25 of the Lease as follows:

Confession of Judgment

WHEN THE LEASE SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, EITHER DURING THE ORIGINAL TERM OR ANY RENEWALS OR EXTENSIONS THEREOF, AND ALSO WHEN AND AFTER THE TERM CREATED OR, ANY RENEWAL OR EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY OF ANY COURT OF RECORD AS ATTORNEY FOR TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, AND A JUDGMENT FOR THE RECOVERY BY LANDLORD OF POSSESSION MAY ISSUE FORTHWITH WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER.  IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED, IT SHALL BE CANCELED OR SUSPENDED AND POSSESSION OF THE LEASED SPACE REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR TERMINATION OF THE LEASE, OR ANY RENEWAL OR EXTENSION THEREOF, TO BRING ONE OR MORE ACTIONS IN CONFESSION OF JUDGMENT FOR EJECTMENT AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE LEASED SPACE.  IF IN ANY ACTION TO CONFESS JUDGMENT IN EJECTMENT, LANDLORD SHALL CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT AND IF A TRUE COPY OF THE LEASE OR THIS INSTRUMENT (AND THE TRUTH OF THE COPY STATED IN SUCH AFFIDAVIT SHALL BE SUFFICIENT PROOF) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY LAW, RULE OF COURT, CUSTOM OR PRACTICE TO THE

CONTRARY NOTWITHSTANDING. TENANT EXPRESSLY RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL ERRORS IN THE SAID PROCEEDINGS, AND ALL LIABILITY THEREFOR.  TENANT EXPRESSLY WAIVES THE BENEFIT OF ALL LAWS, NOW OR HEREAFTER IN FORCE, EXEMPTING ANY GOODS WITHIN THE LEASED SPACE OR ELSEWHERE FROM DISTRAINT, LEVY OR SALE.

TENANT

IDERA PHARMACEUTICALS, INC.

By: /s/ Vincent J. Milano
Vincent J. Milano, Chief Executive Officer

 (c)The terms and conditions of the Lease, as amended hereby, constitutes the whole agreement between the parties and any further amendments or modifications to the terms of the Lease must be in writing and duly executed by the parties hereto.

(d) This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs and assigns, except as specifically provided herein or in the Lease, and is not intended to benefit any person or entity not a party hereto.

(e) This Amendment shall be construed under the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles.

(f)This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instrument. It shall not be necessary for all parties to execute the same counterpart, so long as each party shall have executed at least one counterpart, but in this latter event, each party shall have delivered to it photocopies of counterparts showing signatures of all of the parties.

(g)This instrument may not be recorded in the Office of the Recorder of Deeds or any other place of public record.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

505 Eagleview Boulevard Associates, a Pennsylvania limited partnership

By: 505 Eagleview Boulevard Associates, Inc., its general partner

By: /s/ Robert S. Hankin
Robert S. Hankin, President

TENANT:

IDERA PHARMACEUTICALS, INC., a corporation

By: /s/ Vincent J. Milano
Vincent J. Milano, Chief Executive Officer